                                                                  RULE 424(b)(3)
                                                FILE NOS. 333-26161 AND 33-59369

PRICING SUPPLEMENT NO. 2 TO REGISTRATION STATEMENT NO. 333-26161
AND PRICING SUPPLEMENT NO. 4 TO REGISTRATION STATEMENT NO. 33-59369 Dated September 15, 1999
(Prospectus dated May 16, 1997, as supplemented by the Prospectus Supplement dated September 9, 1999)

                                  $150,000,000
                       PIEDMONT NATURAL GAS COMPANY, INC.
                          MEDIUM-TERM NOTES, SERIES C
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

Principal Amount: $60,000,000               [ ] Floating Rate Notes                 [X] Book Entry Notes

Issue Price: 100%                           [X] Fixed Rate Notes                    [ ] Certificated Notes

Original Issue Date: September 20, 1999     Maturity Date: September 14, 2029

Original Issue Discount Notes: [ ] Yes      Total Amount of OID:
                               [X] No
                                            Yield to Maturity:

                                            Initial Accrual Period:

Interest Payment Dates: January 1 and       Record Dates: December 16 and June 15
  July 1 of each year and at maturity         next preceding the Interest Payment
                                              Dates

[X] The Notes cannot be redeemed prior to maturity.      [X] The Notes cannot be repaid prior to maturity.

[ ] The Notes may be redeemed prior to maturity.         [ ] The Notes may be repaid prior to maturity at the
                                                             option of the holders thereof.

                                                            OPTIONAL                  OPTIONAL
     REDEMPTION                 REDEMPTION                  REPAYMENT                 REPAYMENT
       DATE(S)                 PERCENTAGE(S)                 DATE(S)                 PERCENTAGE(S)
     ----------                -------------                ---------                -------------





APPLICABLE ONLY TO FIXED RATE NOTES:

     Interest Rate: 7.95%

APPLICABLE ONLY TO FLOATING RATE NOTES:

     Interest Rate Basis:                                 Maximum Interest Rate:

          [ ] Commercial Paper Rate                       Minimum Interest Rate:

          [ ] CD Rate                                     Spread (plus or minus):

          [ ] Prime Rate                                  Spread Multiplier:

          [ ] Federal Funds Effective Rate                Interest Reset Date(s):

          [ ] Treasury Rate                               Interest Reset Month(s):

          [ ] LIBOR                                       Interest Reset Period:

     Initial Interest Rate:                               Interest Payment Month(s):

     Index Maturity:                                      Interest Payment Period:

     Calculation Date(s):                                 Calculation Agent: